F&M BANCORP                                           ACCOUNT AUTHORIZATION FORM
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Please print all items except signatures. QUESTIONS? Call toll-free
1-800-468-9716 or 651-450-4064 from 7 a.m. to 7 p.m. Central Time, Monday through Friday. Mail your completed Account Authorization Form to Shareowner Services(SM), PO Box 64863, St. Paul, MN 55164-0863.

[A] Enrolling in the Plan

I AM A CURRENT STOCKHOLDER - PLEASE PROVIDE YOUR 10 DIGIT STOCKHOLDER ACCOUNT NUMBER (IF KNOWN): ______________________________

[ ] I am a current Stockholder and wish to enroll in the plan and have $__________ ($100.00 minimum/$3,000.00 monthly maximum) automatically withdrawn from my checking or savings account each month. Complete sections B, C, D and F (Section E optional).

[ ] I am a current Stockholder and wish to enroll in the plan and make an optional cash investment of $__________ ($100.00 minimum/$3,000.00 monthly maximum). I have included a check made payable to Wells Fargo Shareowner Services. Complete sections B, C and F (Sections D and E optional).

[ ] I am a current Stockholder and wish to enroll in the plan and have my dividends reinvested. I do not wish to make any additional cash investment at this time. Complete sections B, C and F (Sections D and E optional).

[ ] I am a current Stockholder and wish to enroll in the plan and deposit
    __________ certificate shares into my account. I have included my certificates with this form. Complete sections B, C and F (Sections D and E optional).

I AM NOT A CURRENT STOCKHOLDER (FOR NEW INVESTORS OR INVESTORS WHO HAVE STOCK HELD BY A BROKER)

[ ] I am not a current Stockholder and wish to enroll by making an initial investment of $__________ ($250.00 minimum/$3,000.00 monthly maximum) plus an enrollment fee of $10.00. I have included a check in the amount of the initial investment enrollment fee, made payable to Wells Fargo Shareowner Services. Complete sections B, C and F (Sections D and E optional).

[B] ACCOUNT REGISTRATION AND MAILING ADDRESS

TYPE OF ACCOUNT: (CHOOSE ONLY ONE) - PROVIDE ALL REQUESTED INFORMATION

Joint - Will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one social security number is required for tax reporting.

Transfer on Death - The beneficiary has no rights in or with respect to the security until the security owner dies. Upon the death of the security owner, the ownership of the security passes to the beneficiary. Not all states have passed statutes to allow for TOD registrations.

Custodial - A minor is the beneficial owner of the account with an adult Custodian managing the account until the minor reaches legal age, as specified in the Uniform Gift/Transfer to Minor's Act.

Trust - Account is established in accordance with the provisions of a trust agreement.

Corporation, Partnership, or other Entity - Please contact us if you have questions regarding proper registration.


[ ] INDIVIDUAL/JOINT   [ ] TRANSFER ON DEATH


______________________________________________________
Owner's First Name           MI              Last Name


______________________________________________________
Joint Owner's First Name     MI              Last Name


______________________________________________________
Joint Owner's First Name     MI              Last Name


______________________________________________________
Beneficiary Name

FOR TRANSFER ON DEATH REGISTRATION ONLY
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[ ] CORPORATION, PARTNERSHIP, OR OTHER ENTITY


______________________________________________________
Business Name



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[ ] CUSTODIAL


______________________________________________________
Custodian's First Name       MI              Last Name


______________________________________________________
Minor's First Name           MI              Last Name


______________________________________________________
Minor's State of Residence

[ ] Uniform Gift to Minors Act (UGMA) or

[ ] Uniform Transfer to Minors Act (UTMA)



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[ ] TRUST


______________________________________________________
Trustee Name


______________________________________________________
Trustee Name


______________________________________________________
Date of Trust (MM/DD/YY)


______________________________________________________
Trust Name

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                    SOCIAL SECURITY/TAX IDENTIFICATION NUMBER

                       [ ][ ][ ]   [ ][ ]   [ ][ ][ ][ ]
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ACCOUNT ADDRESS and TELEPHONE NUMBERS - If you are a current stockholder, complete address ONLY if your address has changed.




______________________________________________________________
Street or PO Box

______________________________________________________________
Apartment, Building or Suite Number

______________________________________________________________
City                                    State              Zip

Please provide your day and evening phone numbers to assist us in processing your enrollment.

Daytime Phone:   ( _________ ) _________ - ______________

Evening Phone:   ( _________ ) _________ - ______________

I am a citizen of: [ ] the United States or

                   [ ] Other (please specify)

                   ________________________________________________

[C] DIVIDENDS



CHECK ONLY ONE BOX. IF YOU DO NOT CHECK ANY BOX, THEN FULL DIVIDEND REINVESTMENT WILL BE ASSUMED.

[ ] FULL DIVIDEND REINVESTMENT (Internal use only - RD). I wish to reinvest all dividends from shares registered in my name and shares held in my Plan account to purchase additional shares of F&M Bancorp common stock.

[ ] PARTIAL DIVIDEND REINVESTMENT (Internal use only - RX). I wish to reinvest only a portion of dividends from shares registered in my name and shares held in my Plan account to purchase additional shares of F&M Bancorp common stock (remember to indicate % of dividends to be received).

    ________ % of dividends to be reinvested in F&M Bancorp common stock
               (increments of 10%).

    ________ % of dividends to be received in cash (increments of 10%).

      NOTE: The combined total of the two percentages above must equal 100%.

      [ ] I am interested in having my dividends that are received in cash automatically deposited to my bank account. Please send me an ACH Dividend Deposit Authorization Card.

[ ] NO DIVIDEND REINVESTMENT (Internal use only - RP). All cash dividends from shares registered in my name and shares held in my Plan account will be paid directly to me in cash.

      [ ] I am interested in having my dividends automatically deposited to my bank account. Please send me an ACH Dividend Deposit Authorization Card.

NOTE: Under each of the reinvestment options listed above, participants may make optional cash investments at any time.


[D] AUTOMATIC CASH WITHDRAWAL AND INVESTMENT

In order to have your cash investment automatically withdrawn from your checking or savings account each month, complete the information below.

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BANK ACCOUNT INFORMATION

        [ ] Checking [ ] Savings

PLEASE ATTACH A VOIDED CHECK OR ACCOUNT DEPOSIT SLIP FOR ACCOUNT VERIFICATION.

___________________________________________________________
Name of Financial Institution

___________________________________________________________
Bank Account Number                          Bank Telephone

_____   _____   _____   _____   _____   _____   _____   _____   _____
ABA Routing Number* - Number ALWAYS begins with 0, 1, 2 or 3

___________________________________________________________
Mailing Address of Bank

___________________________________________________________
City                                           State    Zip


AUTHORIZATION

I(we) hereby authorize Wells Fargo Bank Minnesota, N.A. to electronically withdraw from my(our) account

$____________.00 per month ($100.00 minimum/$3,000.00 monthly maximum) for investment under the terms of the Plan. This authority remains in effect until I cancel it in writing. If your account has been previously authorized for telephone transaction privileges, you can cancel by calling Shareowner Services at 1-800-468-9716. Please see section E to establish telephone privileges.

I have attached a voided check or deposit slip.

Note: A medallion signature guarantee is necessary if the name(s) on the bank
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      account is/are different from the name(s) on the stockholder account.

      * Please contact your bank or financial institution to verify your ABA number. Electronic withdrawals can only be made from banks or financial institutions operating in the United States. All withdrawals must be made in U.S. funds.
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[E] TELEPHONE TRANSACTION PRIVILEGES

[ ] By checking here, I hereby authorize Wells Fargo Bank Minnesota, N.A. to establish telephone privileges for my account within the restrictions set forth in the Plan. I would like my 4-digit NUMERIC Personal Identification
    Number (PIN) to be:   [ ] [ ] [ ] [ ](use numeric digits 0-9 only)


[F] SIGNATURES

By completing and signing this form, I certify that I have received and read the prospectus describing the F&M Bancorp Direct Purchase and Dividend Reinvestment Plan and hereby request that the above account be enrolled in the Plan. I understand that participation is subject to the terms and conditions of the Plan as set forth in the prospectus that accompanied this Account Authorization Form, and that enrollment may be discontinued at any time by written notice to Wells Fargo Bank Minnesota, N.A. I further understand that all dividends paid on the shares registered in my name and held in my Plan account will be reinvested as selected above. I hereby appoint Wells Fargo Bank Minnesota, N.A. as agent for applying dividends and any investment I may make to the purchase of shares under the Plan.

FOR JOINT OWNERS: I understand that Wells Fargo Bank Minnesota, N.A. will be authorized to effect transactions in my Plan account (including purchases and sales of shares held in the account) pursuant to the written and, if Section E is completed above, telephone instructions of the other joint owner of the account without any approval or other action on my part.

Under penalties of perjury, I certify that: The number shown in Section B of this form is the correct Social Security Number or Tax ID Number and I am not subject to backup withholding, either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. [ ] Check this box if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax returns.

IMPORTANT: ALL JOINT OWNERS MUST SIGN.


______________________________________________________________
Stockholder Signature                                     Date


______________________________________________________________
2nd Stockholder Signature (if joint ownership)            Date


______________________________________________________________
3rd Stockholder Signature (if joint ownership)            Date